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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          March 26, 2002





                             Eagle Bancshares, Inc.
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        Georgia                        001-14321              58-1640222
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(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
   of Incorporation)                                       Identification No.)


                   4419 Cowen Road, Tucker, Georgia 30084-4441
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code  (770) 908-6690


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.       OTHER EVENTS

         On March 26, 2002, Eagle Bancshares, Inc. ("Eagle"), entered into an agreement with Royal Bank of Canada ("RBC") and its wholly owned subsidiary RBC Centura Banks, Inc. ("RBC Centura") providing for RBC's acquisition of Eagle pursuant to the merger of a wholly owned acquisition subsidiary to be formed by RBC with and into Eagle, with Eagle surviving the merger. In the merger, Eagle shareholders will receive US $26.00 in exchange for each share of Eagle common stock that they own. The terms of the merger are more fully described in the Agreement and Plan of Merger which is attached as Exhibit 99.1 to this report.

         Consummation of the merger is subject to certain conditions, including approval by the shareholders of Eagle and the receipt of various regulatory approvals. The merger is expected to close during the third quarter of 2002.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits.

                  99.1 Agreement and Plan of Merger dated as of March 26, 2002 among Eagle Bancshares, Inc., RBC Centura Banks, Inc. and Royal Bank of Canada.

                  99.2     Press release issued on March 26, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EAGLE BANCSHARES, INC.


Date: March 29, 2002                      By:  /s/ Sheila Ray
                                               -------------------------
                                               Name:    Sheila E. Ray
                                               Title:   Chief Financial Officer